Exhibit 99.1

For immediate release

Company contact: Jennifer Martin, Director of Investor Relations, (303) 312-8155

BILL BARRETT CORPORATION TO RELEASE FIRST QUARTER 2010

RESULTS ON MAY 4, 2010

DENVER – April 14, 2010 – Bill Barrett Corporation (NYSE: BBG) plans to release its first quarter 2010 financial and operating results before the market opens on Tuesday, May 4, 2010 and will host a conference call to discuss results at 12:00 p.m. EDT, also on May 4.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Tuesday, May 4, 2010 at 12:00 p.m. EDT (10:00 a.m. MDT)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “First Quarter 2010 Results - Webcast” under “Current Events” on the homepage

Alternatively, you may join by telephone:

Call-in Number:	800-901-5248 US/Canada
617-786-4512 International

Passcode:	65620382

A telephonic replay will be available approximately two hours after the call on Tuesday, May 4, 2010 through Friday, May 7, 2010. You may access this replay at:

Replay Number:	888-286-8010 US/Canada
617-801-6888 International

Passcode:	56350054

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.

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